As filed with the Securities and Exchange Commission on August 3, 1999
                                                     Registration No. 333-49827
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                          POST-EFFECTIVE AMENDMENT NO.2

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                           SCHEIN PHARMACEUTICAL, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                                     11-2726505
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

                                100 Campus Drive
                         Florham Park, New Jersey 07932
                                 (973) 593-5500
               (Address of principal executive offices) (Zip code)


               Schein Pharmaceutical, Inc. 1993 Stock Option Plan
                      (formerly the Schein Holdings, Inc.
                             1993 Stock Option Plan)
    Schein Pharmaceutical, Inc. 1995 Non-Employee Director Stock Option Plan
               Schein Pharmaceutical, Inc. 1997 Stock Option Plan
          Schein Pharmaceutical, Inc. 1998 Employee Stock Purchase Plan Retirement Plan of Schein Pharmaceutical, Inc. and Affiliates
             Danbury Pharmacal Puerto Rico, Inc. Profit Sharing Plan


      Paul Feuerman, Esq.                                Copies to:
  Schein Pharmaceutical, Inc.                       Allan R. Williams, Esq.
      100 Campus Drive                               Proskauer Rose LLP
 Florham Park, New Jersey 07932                         1585 Broadway
     (973) 593-5500                               New York, New York 10036-8299
(Name, address, including zip code,                    (212) 969-3000
     and telephone number,
including area code, of agent for service)


                          -----------------------------

     In addition to the shares of common stock registered hereby, pursuant to Rule 416(c) of the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The Section 10(a)  prospectuses  for the Plans are not being filed with the
Securities  and  Exchange   Commission  (the   "Commission")  as  part  of  this
Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.
     ------  -----------------------------------------

     The following documents filed with the Commission by Schein Pharmaceutical,
Inc.,  a  Delaware   corporation  (the  "Company"  or  the  "Registrant"),   are
incorporated herein by reference:

          (1) the description of the Company's Common Stock, par value $.01 per share, contained in the Company's Registration Statement on Form 8-A (File No. 001-14019), filed pursuant to Section 12 of the Securities Exchange Act of 1934;

          (2) the Company's Annual Report on Form 10-K, dated March 26, 1999, filed pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

          (3) the Company's Quarterly Report on Form 10-Q, dated May 7, 1999, filed pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

          (4) the Retirement Plan of Schein Pharmaceutical, Inc. and Affiliates' Annual Report on Form 11-K, dated June 29, 1999, filed pursuant to Section 15(d) of the Securities Exchange Act of 1934; and

          (5) the Danbury Pharmacal Puerto Rico, Inc. Profit Sharing Plan's Annual Report on Form 11-K, dated June 29, 1999, filed pursuant to Section 15(d) of the Securities Exchange Act of 1934.

     All documents subsequently filed by the Company and any of the Company's employee benefit plans pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4. Description of Securities.
     ------- --------------------------

     Not applicable.

     Item 5. Interests of Named Experts and Counsel.
     ------- ---------------------------------------

     Not applicable.

     Item 6. Indemnification of Directors and Officers.
     ------- ------------------------------------------

     Article SEVENTH of the Company's Certificate of Incorporation provides that the Company shall indemnify and hold harmless, to the fullest extent authorized by the Delaware General Corporation Law, its officers and directors against all expenses, liability and loss actually and reasonably incurred in connection with any civil, criminal, administrative or investigative action, suit or proceeding. The Certificate of Incorporation also extends indemnification to those serving at the request of the Company as directors, officers, employees or agents of other enterprises.

     In addition, Article SEVENTH of the Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for any breach of fiduciary duty. Article SEVENTH does not eliminate a director's liability (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts of or omissions of such director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     Pursuant to Section 145 of the General Corporation Law of the State of Delaware, the Company maintains directors' and officers' liability insurance coverage and has entered into indemnification agreements with certain of its directors and officers.

     Item 7. Exemption from Registration Claimed.
     ------- ------------------------------------

     Not applicable.

     Item 8. Exhibits.
     ------- ---------

     23.1 Consent of BDO Seidman, LLP

     24.1 Power of Attorney (see signature page)

     The undersigned Registrant hereby undertakes to submit or has submitted the Retirement Plan of Schein Pharmaceutical, Inc. and Affiliates and the Danbury Pharmacal Puerto Rico, Inc. Profit Sharing Plan and amendments to each of them to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify such plans under Section 401 of the Internal Revenue Code.

     Item 9. Undertakings.
     ------- -------------

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


The Registrant.
---------------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florham Park, State of New Jersey, on this 23rd day of July 1999.


                                        SCHEIN PHARMACEUTICAL, INC.

                                        By: /s/ Martin Sperber
                                            -------------------------
                                            Martin Sperber
                                            Chairman of the Board,
                                            Chief Executive Officer
                                               and President

                        SIGNATURES AND POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Martin Sperber, Dariush Ashrafi and Paul Feuerman, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Schein Pharmaceutical, Inc. (the "Company") and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of shares of Common Stock of the Company to be issued pursuant to the Company's 1993 Stock Option Plan, 1995 Non-Employee Director Stock Option Plan, 1997 Stock Option Plan, 1998 Employee Stock Purchase Plan, the Retirement Plan and Danbury Pharmacal Puerto Rico, Inc. Profit Sharing Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

 Signatures             Title                                 Date
 ----------             -----                                 ----

/s/ Martin Sperber      Chairman of the Board,            July 23, 1999
--------------------    Chief Executive Officer,
Martin Sperber          President and Director
                        (principal executive officer)


/s/ Dariush Ashrafi     Chief Financial Officer,          July 23, 1999
--------------------    Executive Vice President
Dariush Ashrafi         and Director (principal
                        financial and accounting officer)

/s/ Paul Feuerman       Senior Vice President,            July 23, 1999
--------------------    General Counsel and
Paul  Feuerman          Director

/s/ Joseph A. Akers                 Director              July 26, 1999
--------------------
Joseph A. Akers


/s/ Richard L. Goldberg             Director              July 23, 1999
-----------------------
Richard L. Goldberg


/s/ Harvey Rosenthal                Director              July 23, 1999
---------------------
Harvey Rosenthal


The Plans.
---------

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florham Park, State of New Jersey, on July 23, 1999.


                                      Retirement Plan of Schein
                                      Pharmaceutical, Inc. and Affiliates


                                      By  /s/ Dariush Ashrafi
                                          ------------------------------
                                          Dariush Ashrafi,
                                           Executive Vice President and
                                          Chief Financial Officer, Chair,
                                          Retirement Plan of Schein
                                           Pharmaceutical, Inc. and
                                           Affiliates Committee


         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florham Park, State of New Jersey, on July 23, 1999.


                                          Danbury Pharmacal of Puerto Rico, Inc.
                                           Profit Sharing Plan


                                      By  /s/ Dariush Ashrafi
                                          --------------------------------
                                          Dariush Ashrafi,
                                           Executive Vice President and
                                           Chief Financial Officer, Chair,
                                           Danbury Pharmacal of
                                             Puerto Rico, Inc.
                                             Profit Sharing Plan Committee

                                  EXHIBIT INDEX


     Exhibit              Description of Exhibit                    Page No.
     -------              ----------------------                    --------


      23.1               Consent of BDO Seidman, LLP

      24.1               Powers of Attorney (see signature page)

                                                                   EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the 1993 Stock Option Plan, 1995 Non-Employee Director Stock Option Plan, 1997 Stock Option Plan, 1998 Employee Stock Purchase Plan, the Retirement Plan of Schein Pharmaceutical, Inc. and Danbury Pharmacal Puerto Rico, Inc. Profit Sharing Plan of our report dated February 10, 1999, relating to the consolidated financial statements and schedule of Schein Pharmaceutical, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 26, 1998 and our reports dated June 18, 1999, relating to the financial statements of the Retirement Plan of Schein Pharmaceutical, Inc. and Affiliates and to the Danbury Pharmacal Puerto Rico, Inc. Profit Sharing Plan, respectively, appearing in the respective plan Annual Reports on Form 11-K for the year ended December 31, 1998.


BDO SEIDMAN, LLP

/s/ BDO Seidman, LLP


New York, New York
August 3, 1999